CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-07471 on Form N-6 of our report dated April 16, 2026, relating to the financial statements and financial highlights of each of the Sub-Accounts of Separate Account VL I of Talcott Resolution Life and Annuity Insurance Company, appearing on Form N-VPFS, and to the reference to us under the heading “Experts” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

April 23, 2026